As filed with the Securities and Exchange Commission on March 31, 2026

Registration No. 333-289772

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FORUM MARKETS, INCORPORATED
(Exact name of registrant as specified in our charter)

Delaware	90-1890354
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

2875 South Ocean Boulevard, Suite 200

Palm Beach, Florida 33480

(650) 285-2387

(Address, including zip code and telephone number, including area code, of registrant’s principle executive offices)

McAndrew Rudisill

Chief Executive Officer

Forum Markets, Incorporated

2875 South Ocean Boulevard, Suite 200

Palm Beach, Florida 33480

(650) 285-2387

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

David M. Loev, Esq. John S. Gillies, Esq. The Loev Law Firm, PC 6300 West Loop South, Suite 280 Bellaire, Texas 77401 Telephone: (713) 524-4110 Facsimile: (713) 524-4122

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-289772) (“Post-Effective Amendment No. 1”) of Forum Markets, Incorporated, formerly ETHZilla Corporation (the “Company”) is being filed because the Company will no longer be a “well-known seasoned issuer” (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) when it files its Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Accordingly, the Company is filing this Post-Effective Amendment No. 1 for the purpose of including disclosure required for a registrant other than a well-known seasoned issuer and updating the selling stockholders and registered shares included herein. No additional securities are being registered under this Post-Effective Amendment No. 1. All filing fees payable in connection with the registration of the shares covered by this Post-Effective Amendment No. 1 were paid by the Company at the time of the initial filing of the Registration Statement.

PROSPECTUS

FORUM MARKETS, INCORPORATED

(f/k/a ETHZilla Corporation)

3,559,188 Shares of Common Stock

1,555,573 Shares of Common Stock Underlying Pre-Funded Warrants

5,464,328 Shares of Common Stock Underlying Strategic Advisor Warrants

This prospectus relates to the offer and resale by the selling stockholders identified herein, or their permitted transferees (the “Selling Stockholders”), of up to (i) 3,559,188 shares (the “PIPE Shares”) of Common Stock, par value $0.0001 share (“Common Stock”) issued to the investors of the PIPE Offering (as defined below), (ii) 1,555,573 shares of Common Stock (the “Pre-Funded Warrant Shares”) underlying pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock with an exercise price per share equal to $0.001 issued to the investors of the PIPE Offering, (iii) 4,557,223 shares of Common Stock (the “Initial Strategic Advisor Warrant Shares”) underlying warrants (the “Initial Strategic Advisor Warrants”) to purchase shares of Common Stock with an exercise price per share equal to $27.75 issued to the Strategic Advisors (as defined below), and (iv) 907,105 shares of Common Stock (the “Subsequent Strategic Advisor Warrant Shares” and collectively with the Initial Strategic Advisor Warrant Shares, the “Strategic Advisor Warrant Shares”) underlying warrants (the “Subsequent Strategic Advisor Warrants” and collectively with the Initial Strategic Advisor Warrants, the “Strategic Advisor Warrants”) to purchase shares of Common Stock with an exercise price per share equal to $34.45 issued to the Strategic Advisors.

The PIPE Shares and Pre-Funded Warrants were issued pursuant to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) dated July 29, 2025 in a private placement offering (the “PIPE Offering”) that closed on August 4, 2025. The Strategic Advisor Warrants were issued to certain strategic advisors (the “Strategic Advisors”) to the Company pursuant to certain Strategic Advisor Agreements (the “Strategic Advisor Agreements”), each dated July 29, 2025.

We refer to the PIPE Shares, Pre-Funded Warrant Shares, and Strategic Advisor Warrant Shares, collectively as the “Securities” in this prospectus.

The Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the Securities in a number of different ways and at varying prices. See the “Plan of Distribution” section of this prospectus for more information.

We are not selling any shares of Common Stock in this offering, and we will not receive any proceeds from the sale of shares by the Selling Stockholders. We will, however, receive up to approximately $1,556 in gross proceeds if the Pre-Funded Warrants are exercised in full for cash and approximately $157,712,706 in gross proceeds if the Strategic Advisor Warrants are exercised in full for cash.

Our Common Stock is currently traded on The Nasdaq Capital Market (“Nasdaq”) under the symbol “FRMM.” On March 30, 2026, the closing price as reported on Nasdaq was $2.76 per share.

The Selling Stockholders may offer all or part of the Securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices.

This prospectus provides a general description of the securities being offered. You should read this prospectus and the registration statement of which it forms a part before you invest in any securities.

Investing in our Securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our Securities.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 31, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this registration statement, the Selling Stockholders may sell from time to time in one or more offerings the Securities described in this prospectus. You should read this prospectus, and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Information We Incorporate by Reference.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus, which may be amended, supplemented, or superseded from time to time by other reports that we subsequently file with the SEC. We have not authorized, nor has any Selling Stockholder authorized, any dealer, salesman, or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date.

For investors outside the United States: we have not, and the Selling Stockholders have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

For purposes of this prospectus, unless the context indicates otherwise, references to “our Company,” “the Company,” “we,” “our,” “ours” and “us” refer to Forum Markets, Incorporated, a Delaware corporation.

We urge you to read carefully this prospectus, as supplemented and amended, before deciding whether to invest in the Securities.

Effective on October 20, 2025 at 12:01 a.m. Eastern Time, we affected a 1-for-10 reverse stock split of our then outstanding Common Stock (the “Reverse Stock Split”). No fractional shares were issued in connection with the Reverse Stock Split, and stockholders who would otherwise be entitled to receive a fractional share instead received cash in lieu of such fractional share, based upon the closing sale price of the Common Stock on the trading day immediately prior to the effective time of the Reverse Stock Split, as reported on the Nasdaq Capital Market.

In connection with the Reverse Stock Split discussed above, all outstanding options, warrants, and other securities entitling their holders to purchase or otherwise receive shares of Common Stock were adjusted, as required by the terms of each security. The number of shares available to be awarded under the Company’s equity incentive plans were also appropriately adjusted.

The effects of the Reverse Stock Split have been retroactively reflected throughout this Prospectus.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, the documents incorporated by reference herein and therein, and other written and oral statements we make from time to time contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these forward-looking statements by the fact they use words such as “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert, or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, our business strategy, our efforts to attract and retain new customers, our future financial projections and competitive position, our ability to keep pace with changing consumer preferences, the activities of our licensors, our prospects for initiating partnerships or collaborations, the timing of the introduction of products, the effect of new accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds as well as our plans, objectives, expectations and intentions.

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business that we believe could cause actual results to differ materially from any forward-looking statement in the “Risk Factors” sections of this prospectus and the documents incorporated by reference herein including, but not limited to, the risk factors incorporated by reference from our filings with the SEC. We encourage you to read those descriptions carefully. Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved. We caution investors not to place significant reliance on forward-looking statements; such statements need to be evaluated in light of all the information contained and incorporated by reference in this prospectus. Furthermore, the statements speak only as of the date of each document, and we undertake no obligation to update or revise these statements.

iii

PROSPECTUS SUMMARY

The following summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 31, 2025, as amended by the Form 10-K/A filed with the SEC on April 25, 2025, as amended further by the Form 10-K/A filed with the SEC on May 8, 2025; and (ii) our updates to those Risk Factors under Item 1A in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025, and September 30, 2025, as filed with the SEC on May 15, 2025, July 23, 2025, and November 14, 2025, respectively, all of which are incorporated by reference in this prospectus, as updated by our future filings with the SEC.

Our Company

We were formed as a clinical stage biotechnology company focused on the development of therapeutics for unmet medical needs in chronic pain, inflammation and fibrosis through innovative research and, where appropriate, combination therapy. We also pursued software-enabled gaming initiatives, including the September 2024 acquisition of certain source code and intellectual property relating to the back-end technology platform for an online blockchain casino.

By the first half of 2025, our operating plan was focused on commercializing this blockchain-enabled iGaming technology platform, including initially targeting business-to-consumer online casinos and exploring a potential business-to-business platform model. During that same period, we substantially slowed our remaining biotechnology research and development efforts and evaluated strategic alternatives for those assets, including a potential sale or disposition.

Beginning in the third calendar quarter of 2025, our management team made a strategic shift in our business strategy and operations to prioritize (i) building and actively managing an Ether, the native cryptocurrency of the Ethereum blockchain (“ETH”), treasury, (ii) deploying ETH in decentralized finance industry (“DeFi”) protocols to generate yield and (iii) developing capabilities to acquire, structure and tokenize real-word assets (“RWAs”). Concurrently, we streamlined our legacy portfolio by determining to no longer pursue the commercialization of the blockchain-enabled iGaming technology platform and by divesting our legacy pharmaceutical research business.

During the remainder of 2025, we expanded our asset management arrangements and implemented DeFi integrations as part of treasury management. We also increased our financial flexibility by establishing an ATM Program in August 2025, and authorizing a $250 million stock repurchase program, increasing our authorized Common Stock and effecting the Reverse Stock Split in October 2025, and repurchasing and redeeming all of our outstanding senior secured convertible notes in December 2025.

In connection with this strategic transition, we adopted a strategy to acquire, structure and tokenize RWAs. To support this strategy, we entered into various acquisition and investment agreements in December 2025 and January 2026.

On February 12, 2026, ETHZilla Aerospace LLC, our wholly-owned subsidiary, launched a private offering of up to approximately $11.66 million in profit participation interests issued as cryptographic digital tokens on the Arbitrum Ethereum Layer 2 network. The Aero Tokens provide holders with contractual rights to pro rata distributions from the net cash flows generated by two CFM56-7B24 aircraft engines. Payments are derived from monthly lease collections and, upon a liquidity event, proceeds from the sale of the engines. The obligations are secured by collateral that includes the engines, related lease receivables, reserves, and insurance proceeds.

PIPE Offering

On July 29, 2025, we entered into the Securities Purchase Agreement with certain investors (the “PIPE Purchasers”) pursuant to which we agreed to sell and issue to the PIPE Purchasers in a private placement offering (the “PIPE Offering”): (i) 14,393,376 shares of Common Stock, at an offering price of $26.50 per share, and (ii) Pre-Funded Warrants to purchase up to 1,749,584 shares of Common Stock at an offering price of $26.499 per Pre-Funded Warrant. The PIPE Offering closed on August 4, 2025 (the “Closing Date”).

The unfunded exercise price of each Pre-Funded Warrant equals $0.001 per underlying Pre-Funded Warrant Share. The exercise price and the number of shares of Common Stock issuable upon exercise of each Pre-Funded Warrant is subject to appropriate adjustment in the event of certain stock dividends, stock splits, stock combinations, or similar events affecting the Common Stock. The Pre-Funded Warrants are exercisable in cash or by means of a cashless exercise and will not expire until the date the Pre-Funded Warrants are fully exercised. The Pre-Funded Warrants may not be exercised if the aggregate number of shares of Common Stock beneficially owned by the holder thereof (together with its affiliates or anyone acting as a group with such holder) immediately following such exercise would exceed a specified beneficial ownership limitation; provided, however, that a holder may increase or decrease the beneficial ownership limitation by giving prior written notice to the Company (61 days’ notice for increases), but not to any percentage in excess of 19.99%.

On July 29, 2025, and in connection with the launch of our digital asset treasury strategy, we entered into a Strategic Advisor Agreement with each of Pink Sands Group, LLC, Cyber, Moode LLC, Moon Cat, LLC, Zorba Investments LLC, Purple Poseidon LLC, Tentacle Holdings LLC, PCAO LLC, Johnny Foxtrot LLC and New Island Advisors LLC (collectively, the “Strategic Advisors” and the “Strategic Advisor Agreements”). Pursuant to the Strategic Advisor Agreements, the Strategic Advisors agreed to provide advice to us from time to time regarding the ETH treasury strategy, including on ETH purchase and staking strategies and such other areas as may be mutually determined by the Strategic Advisor and us from time to time (the “Services”). In consideration for agreeing to provide the Services and pursuant to the Strategic Advisor Agreements, on (i) July 29, 2025, we issued the Strategic Advisors warrants to purchase an aggregate of 4,557,223 shares of our Common Stock (the “Initial Strategic Advisor Warrants”) at an exercise price of $27.75 per share and (ii) August 8, 2025, we issued the Strategic Advisors warrants to purchase an aggregate of 907,105 shares of our Common Stock (the “Subsequent Strategic Advisor Warrants” and collectively with the Initial Strategic Advisor Warrants, the “Strategic Advisory Warrants”) at an exercise price of $34.45 per share. The exercise price and the number of shares of Common Stock issuable upon exercise of each of the Strategic Advisor Warrants is subject to appropriate adjustment in the event of certain stock dividends, stock splits, stock combinations, or similar events affecting the Common Stock. The Strategic Advisor Warrants are exercisable any time after Closing in cash or by means of a cashless exercise and will not expire until the date the Strategic Advisor Warrants are fully exercised. The Strategic Advisor Warrants may not be exercised if the aggregate number of shares of Common Stock beneficially owned by the holder thereof (together with its affiliates or anyone acting as a group with such Strategic Advisor) immediately following such exercise would exceed a specified beneficial ownership limitation; provided, however, that a holder may increase or decrease the beneficial ownership limitation by giving prior written notice to the Company (61 days’ notice for increases), but not to any percentage in excess of 19.99%.

In connection with the closing of the PIPE Offering, on August 4, 2025, we, the PIPE Purchasers and the Strategic Advisors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which we agreed to file a registration statement (registering the PIPE Shares, Pre-Funded Warrant Shares and Strategic Advisor Warrant Shares for resale. The filing of the original registration statement of which this prospectus forms a part was filed to satisfy such filing requirements.

In connection with the PIPE Offering, the Company entered into an Asset Management Agreement (the “Asset Management Agreement”) with Electric Treasury Edge, LLC (the “Asset Manager”). Pursuant to the Asset Management Agreement, the Asset Manager will provide discretionary investment management services with respect to, among other assets (including without limitation certain subsequently raised funds), the majority of the Company’s proceeds from the PIPE Offering (the “Account Assets”) in accordance with the terms of the Asset Management Agreement.

In connection with the PIPE Offering, McAndrew Rudisill was appointed as a member of the Board and as Executive Chairman of the Board of Directors. (i) PCAO LLC, of which Mr. Rudisill is the founder and managing partner, and therefore deemed to beneficially own the securities held by such entity, has entered into a Strategic Advisor Agreement with the Company, and received Strategic Advisor Warrants, to purchase 576,487 shares of Common Stock of the Company in consideration for strategic advisory services agreed to be rendered (of which 480,787 have an exercise price of $27.75 per share and 95,700 have an exercise price of $34.45 per share), and (ii) Pelagic Capital Advisors LLC, of which Mr. Rudisill is the managing partner and founder, and three beneficiary partnerships which he advises, and therefore deemed to beneficially own the securities held by such entity, purchased 56,603 shares of Common Stock in the PIPE Offering.

Mr. Jason New was appointed to the Board on October 7, 2025. New Island Advisors LLC, of which Mr. New is the founder and managing partner, and therefore deemed to beneficially own the securities held by such entity, has entered into a Strategic Advisor Agreement with the Company, and received Strategic Advisor Warrants, to purchase 576,487 shares of Common Stock of the Company in consideration for strategic advisory services agreed to be rendered (of which 480,787 have an exercise price of $27.75 per share and 95,700 have an exercise price of $34.45 per share), and New Island Capital LLC, of which Mr. New is the managing partner and founder, and therefore deemed to beneficially own the securities held by such entity, purchased 56,603 shares of Common Stock in the PIPE Offering.

Our Corporate Information

Our principal executive offices are located at 2875 South Ocean Boulevard, Suite 200, Palm Beach, Florida 33480. Our telephone number is (650) 285-2387.

The ticker symbol for our Common Stock on the Nasdaq Capital Market is “FRMM”.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings (reports, proxy and information statements, and other information) are available to the public over the Internet at the SEC’s website at www.sec.gov and are available for download, free of charge, soon after such reports are filed with or furnished to the SEC, on our website https://forum-markets.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus. We have included our web address as an inactive textual reference only. We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to these reports available free of charge on our website as soon as reasonably practicable after we file these reports with the Securities and Exchange Commission.

THE OFFERING

Shares of Common Stock Offered by the Selling Stockholders:	We are registering the resale by the Selling Stockholders of an aggregate of 10,579,089 shares of Common Stock, consisting of:

●	3,559,188 PIPE Shares;

●	1,555,573 Pre-Funded Warrant Shares; and

●	5,464,328 Strategic Advisor Warrant Shares.

Terms of the Offering:	Each Selling Stockholder will determine when and how it will sell the Common Stock offered in this prospectus, as described in the “Plan of Distribution” on page 12.

Use of Proceeds:	We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. We will, however, receive up to approximately $1,556 in gross proceeds if the Pre-Funded Warrants are exercised in full for cash and approximately $157,712,970 in gross proceeds if the Strategic Advisor Warrants are exercised in full for cash. If we receive proceeds from the exercise of the Pre-Funded Warrants or Strategic Advisor Warrant, we intend to use such proceeds for general working capital.

Risk Factors:	You should carefully read the “Risk Factors” section of this prospectus and other information included and incorporated by reference in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Securities.

Nasdaq Symbol for Our Common Stock:	“FRMM”

RISK FACTORS

An investment in our securities involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus and the documents incorporated by reference into this prospectus, including those in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 31, 2025, as amended by the Form 10-K/A filed with the SEC on April 25, 2025, as amended further by the Form 10-K/A filed with the SEC on May 8, 2025; and (ii) our updates to those Risk Factors under Item 1A in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025, and September 30, 2025, as filed with the SEC on May 15, 2025, July 23, 2025, and November 14, 2025, respectively, before making an investment decision. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations. If that occurs, the trading price of our shares of Common Stock and the value of the other Securities could decline materially, and you could lose all or part of your investment.

The risks included in this prospectus and the documents we have incorporated by reference into this prospectus are not the only risks we face. We may experience additional risks and uncertainties not currently known to us, or as a result of developments occurring in the future. Conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows and results of operations, and our ability to pay distributions to stockholders.

Risks Related to This Offering

Resales of our Common Stock in the public market by our stockholders (including the Selling Stockholders) may cause the market price of our shares of Common Stock to fall.

Sales of a substantial number of shares of Common Stock could occur at any time, including sales by the Selling Stockholders under this prospectus. The issuance of new shares of Common Stock could result in resales of our shares of Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our shares of Common Stock.

If the Selling Stockholders who hold warrants immediately exercise their warrants and sell their shares of our Common Stock included in this prospectus, they could cause our Common Stock price to decline.

The sale and issuance of our Common Stock upon exercise of the Pre-Funded Warrants and Strategic Advisory Warrants could have the effect of depressing the market price for our Common Stock, through dilution of earnings per share or otherwise. All of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and Strategic Advisory Warrants will be available for resale in the public market. If the Pre-Funded Warrants and Strategic Advisory Warrants are exercised by the holders thereof, and such shares are sold in the public market, such sales of our Common Stock could have the effect of depressing the market price for our Common Stock. In addition, future events and conditions could increase the dilution that is currently projected. Any dilution of, or delay of any accretion to, our earnings per share could cause the price of shares of our Common Stock to decline or to grow at a reduced rate. These sales may also make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate to raise funds through future offerings of our Common Stock.

You may experience future dilution as a result of future equity or debt offerings.

In order to raise additional capital, we may in the future offer, through our ATM Program or other means, additional shares of Common Stock or other securities convertible into or exchangeable for our shares of Common Stock that could result in further dilution to our current stockholders or result in downward pressure on the price of our Common Stock. We may sell through our ATM Program or other means, additional shares of Common Stock or other securities in any offering at prices that are higher or lower than the prices paid by the Selling Stockholders, and the investors purchasing shares or other securities in the future could have rights superior to existing stockholders. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, our shares of Common Stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

Sales of our Common Stock in our ATM Program, or the perception that such sales may occur, could cause the market price of our Common Stock to fall.

Pursuant to an amended and restated sales agreement dated November 14, 2025, between Clear Street LLC and TCBI Securities, Inc., doing business as Texas Capital Securities, we may offer and sell shares of our Common Stock from time to time to, or the agents acting as our sales agents may offer our Common Stock, in at-the-market transactions (the “ATM Program”). Continued sales of our Common Stock, if any, under the ATM Program will depend upon market conditions and other factors to be determined by us and may be made in negotiated transactions or transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act. Future sales of our Common Stock are not guaranteed, and there are no firm commitments to receive funding under the ATM Program. The issuance from time to time of these new shares of Common Stock, or the perception that such sales may occur, could have the effect of depressing the market price of our Common Stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. All of the net proceeds from the sale of our Common Stock will go to the Selling Stockholders as described below in the sections entitled “Selling Stockholders” and “Plan of Distribution.” However, we will receive up to approximately $1,556 in gross proceeds if the Pre-Funded Warrants are exercised in full for cash and approximately $157,712,970 in gross proceeds if the Strategic Advisor Warrants are exercised in full for cash. To the extent we receive proceeds from the exercise of the Pre-Funded Warrants or Strategic Advisor Warrants, we expect to use such proceeds for general working capital. We have agreed to bear the expenses relating to the registration of the Securities for the Selling Stockholders.

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the Selling Stockholders consist of the (i) the PIPE Shares, (ii) the Pre-Funded Warrant Shares, and (iii) the Strategic Advisor Warrant Shares.

For additional information regarding the issuance of the PIPE Shares, the Pre-Funded Warrants, and the Strategic Advisor Warrants, in connection with the PIPE Offering, see the section “Prospectus Summary—PIPE Offering”, above. We are registering the resale of the PIPE Shares issued to the Selling Stockholders, the Pre-Funded Warrant Shares issuable upon exercise of the Pre-Funded Warrants, and the Strategic Advisor Warrant Shares issuable upon exercise of the Strategic Advisor Warrants in order to permit such Selling Stockholders to offer the Securities for resale from time to time.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Common Stock. Generally, a person “beneficially owns” shares of our Common Stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Stockholders. This information has been obtained from the Selling Stockholders or in Schedules 13G or 13D and other public documents filed with the SEC. The second column lists the number of shares of Common Stock beneficially owned by each Selling Stockholder, based on its ownership of PIPE Shares, the Pre-Funded Warrant Shares, and the Strategic Advisor Warrant Shares, as of March 30, 2026, assuming exercise of the Pre-Funded Warrants and Strategic Advisor Warrants held by the Selling Stockholders on that date, without regard to any restrictions or limitations on exercise. The third column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus. The percentage of shares beneficially owned after the offering in the fifth column is based on 20,313,111 shares of Common Stock outstanding as of March 30, 2026, assuming exercise of the Pre-Funded Warrants and Strategic Advisor Warrants held by the Selling Stockholders on that date, without regard to any restrictions or limitations on exercise.

The Selling Stockholders may have sold, transferred or otherwise disposed of some or all of the shares of our Common Stock listed below in exempt or registered transactions since the date on which the information below was provided to us and may in the future sell, transfer or otherwise dispose of some or all of the shares in private placement transactions exempt from, or not subject to the registration requirements of, the Securities Act. We have assumed for purposes of the table below that the Selling Stockholders will sell all of the Common Stock being offered hereby pursuant to this prospectus.

Information about the Selling Stockholders may change from time to time, including by addition of additional Selling Stockholders, and if necessary, we will supplement this prospectus accordingly.

In accordance with the terms of the Registration Rights Agreement, this prospectus covers the resale of the sum of (i) the PIPE Shares, (ii) the maximum number of Pre-Funded Warrant Shares issuable upon exercise of the Pre-Funded Warrants, and (iii) the maximum number of Strategic Advisor Warrant Shares issuable upon exercise of the Strategic Advisor Warrants. This maximum amount is determined as if the outstanding Pre-Funded Warrants and Strategic Advisor Warrants were exercised in full, without regard to any restriction or limitations on the exercise thereof. Under the terms of the Pre-Funded Warrants and Strategic Advisor Warrant Shares, a Selling Stockholder may not exercise the Pre-Funded Warrants or Strategic Advisor Warrant Shares, as applicable, to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% or 9.99%, as applicable to each holder, of the number of shares of our Common Stock outstanding following such exercise (for purposes of the denominator, immediately after giving effect to the issuance of shares of Common Stock to be issued upon the applicable exercise of such warrant). The number of shares in the first and third column does not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See the section “Plan of Distribution.”

	Beneficial Ownership Before Offering		Maximum Number of	Beneficial Ownership After Offering(20)
Name	Number of Shares(1)	Percentage of Shares	Shares Offered(1)	Number of Shares	Percentage of Shares
Cyber Citadel (2)	3,042,962	13.9%	3,042,962	—	—
Electric Capital Partners Frontier Master Fund. LP	1,375,956	6.8%	1,375,956	—	—
Woodline Master Fund LP (3)	283,018	1.4%	283,018	—	—
Citadel CEMF Investments Ltd. (4)	333,116	1.2%	245,283	87,833	*
Pelagic Capital Advisors LLC (5)	45,283	*	45,283	—	—
New Island Capital LLC (6)	56,603	*	56,603	—	—
New Island Advisors LLC (7)	576,487	2.8%	576,487	—	—
BER I LLC (8)	3,773	*	3,773	—	—
GER I LLC (9)	3,773	*	3,773	—	—
MRR I LLC (10)	3,773	*	3,773	—	—
Moode LLC (11)	347,823	1.7%	347,823	—	—
Moon Cat, LLC (12)	333,333	1.6%	333,333	—	—
Tentacle Holdings LLC (13)	326,088	1.6%	326,088	—	—
Zorba Investments LLC (14)	322,465	1.6%	322,465	—	—
PCAO LLC (15)	576,487	2.8%	576,487	—	—
Johnny Foxtrot LLC (16)	576,487	2.8%	576,487	—	—
Cyber (17)	546,433	2.6%	546,433	—	—
Pink Sands Group, LLC (18)	1,594,219	7.3%	1,594,219	—	—
Purple Poseidon LLC (19)	318,843	1.5%	318,843	—	—
			10,579,089

*	Percentage not listed if less than 1%.

(1)	For calculations for the number of shares being offered pursuant to this prospectus, we are assuming, the exercise in full of all of the Pre-Funded Warrants and Strategic Advisor Warrants without regard to any beneficial ownership limitations on exercise as described above and as set forth therein. Applicable percentage ownership is based on 20,313,111 shares of our Common Stock outstanding as of March 30, 2026, and based on 27,333,012 shares of our Common Stock outstanding after this offering.

(2)	Consists of 1,483,389 shares of Common Stock and 1,555,573 shares of Common Stock underlying the Pre-Funded Warrants. Information comes from the Schedule 13G filed by Cyber Citadel on October 1, 2025. The address for the principal business office of Cyber Citadel is: 71 Fort Street, 3rd Floor, George Town, Grand Cayman KY1-1111.

(3)	Woodline Partners LP serves as the investment manager of Woodline Master Fund LP and may be deemed to be the beneficial owner of the shares. Woodline Partners LP disclaims any beneficial ownership of these shares. The address of the Fund is 4 Embarcadero Center, Suite 3450, San Francisco, CA 94111.

(4)	Consists of 245,283 shares of Common Stock. Citadel Advisors LLC is the portfolio manager of Citadel CEMF Investments Ltd. Citadel Advisors Holdings LP, or CAH, is the sole member of Citadel Advisors LLC. Citadel GP LLC, or CGP, is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over, the securities held by Citadel CEMF Investments Ltd. This disclosure is not and shall not be construed as an admission that Mr. Griffin or any of the Citadel related entities listed above is the beneficial owner of any securities of the Company other than the securities actually owned by such person (if any). The address of Citadel CEMF Investments Ltd. is c/o Citadel Enterprise Americas LLC, 830 Brickell Plaza, Floor 15, Miami, FL 33131. Information comes from the Schedule 13G/A filed by Citadel Securities on February 17, 2026.

(5)	Consists of 452,830 shares of Common Stock. McAndrew Rudisill, the Company’s Chief Executive Officer and Executive Chairman is the managing partner and founder of Pelagic Capital Advisors LLC.

(6)	Consists of 56,603 shares of Common Stock held by New Island Capital LLC. The founder and managing partner of New Island Capital LLC is Jason New, our director.

(7)	Consists of 576,487 shares of Common Stock underlying the Strategic Advisor Warrants (of which 480,787 have an exercise price of $27.75 per share and 95,700 have an exercise price of $34.45 per share) held by New Island Advisors LLC. The founder and managing partner of New Island Advisors LLC, is Jason New our director.

(8)	McAndrew Rudisill, the Chief Executive Officer of the Company and Executive Chairman of our Board of Directors is the managing partner of BER I LLC.

(9)	McAndrew Rudisill, the Chief Executive Officer of the Company and Executive Chairman of our Board of Directors is the managing partner of GER I LLC.

(10)	McAndrew Rudisill, the Chief Executive Officer of the Company and Executive Chairman of our Board of Directors is the managing partner of MRR I LLC.

(11)	Consists of 28,980 shares of Common Stock and 318,844 shares of Common Stock underlying the Strategic Advisor Warrants (of which 265,914 have an exercise price of $27.75 per share and 52,929 have an exercise price of $34.45 per share).

(12)	Consists of 14,490 shares of Common Stock and 318,844 shares of Common Stock underlying the Strategic Advisor Warrants (of which 265,914 have an exercise price of $27.75 per share and 52,929 have an exercise price of $34.45 per share).

(13)	Consists of 7,245 shares of Common Stock and 318,844 shares of Common Stock underlying the Strategic Advisor Warrants (of which 265,914 have an exercise price of $27.75 per share and 52,929 have an exercise price of $34.45 per share).

(14)	Consists of 3,622 shares of Common Stock and 318,844 shares of Common Stock underlying the Strategic Advisor Warrants (of which 265,914 have an exercise price of $27.75 per share and 52,929 have an exercise price of $34.45 per share).

(15)	Consists of 576,487 shares of Common Stock underlying the Strategic Advisor Warrants (of which 480,787 have an exercise price of $27.75 per share and 95,700 have an exercise price of $34.45 per share). McAndrew Rudisill, the Executive Chairman of our Board of Directors is the managing partner of PCAO LLC.

(16)	Consists of 576,487 shares of Common Stock underlying the Strategic Advisor Warrants (of which 480,787 have an exercise price of $27.75 per share and 95,700 have an exercise price of $34.45 per share).

(17)	Consists of 546,433 shares of Common Stock underlying the Strategic Advisor Warrants (of which 455,722 have an exercise price of $27.75 per share and 70,711 have an exercise price of $34.45 per share).

(18)	Consists of 1,594,219 shares of Common Stock underlying the Strategic Advisor Warrants (of which 1,329,570 have an exercise price of $27.75 per share and 264,649 have an exercise price of $34.45 per share).

(19)	Consist of 318,843 shares of Common Stock underlying the Strategic Advisor Warrants (of which 265,914 have an exercise price of $27.75 per share and 52,929 have an exercise price of $34.45 per share).

(20)	Represents the amount of shares that will be held by each Selling Stockholder after completion of this offering based on the assumptions that (a) all Common Stock registered for sale by the registration statement of which this prospectus is part of will be sold and (b) no other shares of Common Stock are acquired or sold by such Selling Stockholder prior to completion of this offering. However, the Selling Stockholders may sell all, some or none of such shares offered pursuant to this prospectus and may sell other shares of Common Stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144.

Relationships with the Selling Stockholders

The Selling Stockholders have not had any material relationships with our officers, directors, or affiliates over the past three years, except (i) for the ownership of the Securities, (ii) as described in the section of this prospectus titled “Prospectus Summary,” and (iii) as described in this section and in the table and footnotes above.

PLAN OF DISTRIBUTION

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	distributions to members, partners, stockholders or other equityholders of the Selling Stockholders;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the Selling Stockholders for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the pre-funded warrants or strategic advisor warrants by payment of cash, however, we will receive the exercise price of the Pre-Funded Warrants or Strategic Advisor Warrants.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the Selling Stockholders shall have resold or otherwise disposed of all the shares covered by this prospectus and (ii) the date on which the shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the Selling Stockholders without registration and without regard to any volume, holding period or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

LEGAL MATTERS

The validity of the securities offered by this prospectus have been passed upon for us by The Loev Law Firm, PC, Bellaire, Texas. David M. Loev, the Managing Partner, President and sole owner of The Loev Law Firm, PC, beneficially owns less than 1% of the outstanding shares of our Common Stock. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Forum Markets, Incorporated, formerly ETHZilla Corporation and subsidiaries as of December 31, 2024, and the year ended December 31, 2024 and the related notes, are incorporated into this prospectus by reference from Forum Markets, Incorporated’s formerly ETHZilla Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by M&K CPA’s, PLLC, an independent registered public accounting firm, as set forth in their report thereon, and have been incorporated in this prospectus and Registration Statement in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

The consolidated financial statements of Forum Markets, Incorporated formerly ETHZilla Corporation and subsidiaries as of December 31, 2023, and the year ended December 31, 2023 and the related notes, are incorporated into this prospectus by reference from Forum Markets, Incorporated’s formerly ETHZilla Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon, and have been incorporated in this prospectus and Registration Statement in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or is to receive, any interest, directly or indirectly, in our Company, nor was any such person connected with us, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

TRANSFER AGENT

The transfer agent for our Common Stock is Continental Stock Transfer & Trust, located at 1 State Street, 30th Floor, New York, NY 10004-1561.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at  https://forum-markets.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. We incorporate by reference the documents listed below (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025, as amended by Amendment No. 1 thereto filed with the SEC on April 25, 2025, and Amendment No. 2 thereto filed with the SEC on May 8, 2025 (File No. 001-38105);

(b)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 15, 2025, July 23, 2025, and November 14, 2025, respectively (File No. 001-38105);

(c)	Our definitive proxy statements on Schedule 14A, filed with the SEC on July 7, 2025 and September 5, 2025, as supplemented by our Definitive Additional Materials on Schedule 14A filed with the SEC on September 19, 2025, and November 4, 2025 respectively, to the extent filed and not furnished with the Commission (File No. 001-38105);

(d)	Our Current Reports on Form 8-K and 8-K/A (other than information furnished rather than filed) filed with the SEC on January 2, 2025, February 7, 2025, February 21, 2025, February 25, 2025, April 1, 2025, April 9, 2025, April 30, 2025, May 1, 2025, June 18, 2025, June 20, 2025, June 25, 2025, June 30, 2025, July 1, 2025, July 14, 2025, July 24, 2025, July 30, 2025, August 5, 2025, August 11, 2025, August 12, 2025, August 13, 2025, August 14, 2025, August 18, 2025, August 18, 2025, August 21, 2025, August 21, 2025, August 25, 2025, September 2, 2025, September 5, 2025, September 8, 2025, September 15, 2025, September 19, 2025, September 22, 2025, September 25, 2025, September 30, 2025, October 8, 2025, October 15, 2025, October 23, 2025, October 27, 2025, November 14, 2025, November 25, 2025, December 1, 2025, December 3, 2025, December 10, 2025, December 10, 2025, December 16, 2025, December 19, 2025, December 30, 2025, February 5, 2026, February 12, 2026, February 26, 2026, March 13, 2026, and March 27, 2026 (File No. 001-38105); and

(e)	the description of our Common Stock contained in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, as Exhibit 4.6 (File No. 001-38105), including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus to the extent that a statement contained in this prospectus or free writing prospectus provided to you in connection with this offering, or in any other document we subsequently file with the SEC that also is incorporated by reference in this prospectus, modifies or supersedes the original statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus. You should direct requests for documents to:

Forum Markets, Incorporated

2875 South Ocean Boulevard, Suite 200

Palm Beach, Florida 33480

Attention: Chief Financial Officer

Phone: (650) 285-2387

FORUM MARKETS, INCORPORATED

(f/k/a ETHZilla Corporation)

3,559,188 Shares of Common Stock

1,555,573 Shares of Common Stock Underlying Pre-Funded Warrants

5,464,328 Shares of Common Stock Underlying Strategic Advisor Warrants

PROSPECTUS

March 31, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distributions

The following table sets forth the costs and expenses payable by Forum Markets, Incorporated (the “Company”) in connection with the offering and sale of the shares of Common Stock, par value $0.0001 per share, (the “Common Stock”) being registered. All amounts shown are estimates, except the Securities and Exchange Commission (the “SEC”) registration fee.

SEC Registration Fee	$228,242
Accounting fees and expenses	10,000
Legal fees and expenses	225,000
Transfer agent and registrar fees	25,000
Printing expenses	-
Miscellaneous	10,000
Total	$498,242

Item 15. Indemnification of Directors and Officers

Section 145 of Delaware General Corporation Law (DGCL) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).

Our Certificate of Incorporation provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and our Third Amended and Restated Bylaws (“Bylaws”) provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

In addition, we have entered into indemnification agreements with directors and officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements will require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, to the fullest extent permitted by law. We also intend to enter into indemnification agreements with any new directors and executive officers in the future.

Neither our Bylaws nor our Certificate of Incorporation include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have purchased and intend to maintain insurance on behalf of us and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

Item 16. Exhibits

(a) Exhibits

Exhibit Number	Description
3.1	Second Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on November 12, 2020, and incorporated by reference herein).

3.2	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation, filed with the Secretary of State of Delaware on December 15, 2022 (filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on December 16, 2022, and incorporated by reference herein).

3.3	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of 180 Life Sciences Corp., filed with the Secretary of State of Delaware on February 26, 2024 (Filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed by on February 28, 2024, and incorporated by reference herein).

3.4	Certificate of Designations of 180 Life Sciences Corp. Establishing the Designations, Preferences, Limitations and Relative Rights of Its Series B Convertible Preferred Stock (filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on October 3, 2024, and incorporated by reference herein)

3.5	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of 180 Life Sciences Corp., filed with the Secretary of State of Delaware on July 24, 2025 (Filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on July 24, 2025, and incorporated by reference herein).

3.6	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of 180 Life Sciences Corp. as filed with the Secretary of State of Delaware on August 12, 2025, and effective on August 18, 2025 (Name change to ETHZilla Corporation) (filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on August 13, 2025, and incorporated by reference herein)

3.7	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation for ETHZilla Corporation increasing the Company’s Authorized Number of Shares of Common Stock From One Billion (1,000,000,000) to Five Billion (5,000,000,000), as filed with the Secretary of State of Delaware on October 8, 2025 (filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on October 8, 2025, and incorporated by reference herein)

3.8	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of ETHZilla Corporation, filed with the Secretary of State of Delaware on October 14, 2025 (affecting a 1-for-10 Reverse Stock Split) (filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on October 15, 2025, and incorporated by reference herein)

3.9	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of ETHZilla Corporation, filed with the Secretary of State of Delaware on August 12, 2025 (Filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on August 13, 2025, and incorporated by reference herein).

3.10	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of ETHZilla Corporation, filed with the Secretary of State of Delaware on February 24, 2026, and effective on February 25, 2026 (Filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on February 26, 2026, and incorporated herein by reference)..

3.11	Fourth Amended and Restated Bylaws of ETHZilla Corporation, effective as of February 11, 2026 (Filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on February 12, 2026, and incorporated herein by reference).

4.1	Specimen Common Stock Certificate (filed as Exhibit 4.2 to the registrant’s Registration Statement Form S-1 filed on April 26, 2017 and incorporated by reference herein).

4.2	Form of Pre-Funded Warrant to Purchase Common Stock of 180 Life Sciences Corp (Filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2025, and incorporated by reference herein).

4.3	Form of Initial Strategic Advisor Warrant to Purchase Common Stock of 180 Life Sciences Corp.(filed as exhibit 4.1 to the registrant’s Current Report on 8-K filed on August 5, 2025, and incorporated by reference herein).

4.4	Form of Subsequent Strategic Advisor Warrant to Purchase Common Stock of 180 Life Sciences Corp.(filed as exhibit 4.1 to the registrant’s Current Report on 8-K filed on August 11, 2025, and incorporated by reference herein).

5.1*	Opinion of The Loev Law Firm, PC

10.1††	Form of Securities Purchase Agreement, dated as of July 29, 2025, between 180 Life Sciences Corp. and the purchasers set forth therein (filed as exhibit 10.5 to the registrant’s Current Report on 8-K filed on August 5, 2025, and incorporated by reference herein).

10.2	Form of Registration Rights Agreement, dated as of August 4, 2025, between 180 Life Sciences Corp. and the other parties thereto (filed as exhibit 10.6 to the registrant’s Current Report on 8-K filed on August 5, 2025, and incorporated by reference herein).

10.3	Form of Strategic Advisor Agreement, dated as of July 29, 2025, between 180 Life Sciences Corp. and the other parties thereto (filed as exhibit 10.7 to the registrant’s Current Report on 8-K filed on August 5, 2025, and incorporated by reference herein).

23.1*	Consent of M&K CPA’s, PLLC, independent registered public accounting firm

23.2*	Consent of Marcum LLP, independent registered public accounting firm

23.3*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)

24.1*	Power of Attorney (included in signature page hereto)

107	Filing Fee Table (filed as exhibit 107 to the registrant’s Form S-3ASR filed on August 22, 2025, and incorporated by reference herein).

*	Filed herewith
††	Annexes and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted annexes and schedules upon request.
+	Indicates management contract or compensatory plan.

(b) Financial Statement Schedules.

None.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) If the registrant is relying on Rule 430B:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach, State of Florida, on the 31st day of March 2026.

FORUM MARKETS, INCORPORATED

By:	/s/ McAndrew Rudisill
Name:	McAndrew Rudisill
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints McAndrew Rudisill and John Saunders, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable Forum Markets, Incorporated to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated: Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ McAndrew Rudisill	Chief Executive Officer, Chairman and Director	March 31, 2026
McAndrew Rudisill	(Principal Executive Officer)

/s/ John T. Saunders	Chief Financial Officer	March 31, 2026
John T. Saunders	(Principal Financial and Accounting Officer)

/s/ Angela Dalton	Director	March 31, 2026
Angela Dalton

/s/ Michael Edwards	Director	March 31, 2026
Michael Edwards

/s/ Crystal Heter	Director	March 31, 2026
Crystal Heter

/s/ Jason New	Director	March 31, 2026
Jason New

/s/ Ryan L. Smith	Lead Director	March 31, 2026
Ryan L. Smith

/s/ Andrew Suckling	Director	March 31, 2026
Andrew Suckling